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                                POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Charles F. Cronin,
J. Kendall Huber, and Sheila B. St. Hilaire, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, post-effective amendments to Registration Statements, with respect to the Separate Accounts supporting variable life and variable annuity contracts issued by First Allmerica Financial
Life Insurance Company under file numbers 33-71056 (VEL '93) and 33-71052 (Exec
Annuity Plus/Allmerica Advantage), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands on the date set forth below.

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
SIGNATURE                                  TITLE                                                            DATE
---------                                  -----                                                            ----
/s/ FREDERICK H. EPPINGER JR.              Chairman of the Board                                         04/14/2006
-----------------------------------
Frederick H. Eppinger Jr.

/s/ J. KENDALL HUBER                       Director, Senior Vice President,                              04/14/2006
------------------------------------       General Counsel and Assistant Secretary
J. Kendall Huber

/s/ MARK C. MCGIVNEY                       Vice President and Treasurer                                  04/14/2006
-----------------------------------
Mark C. McGivney

/s/ EDWARD J. PARRY, III                   Director, President, Chief Financial Officer, Vice Chair,     04/14/2006
------------------------------------       and Assistant Treasurer
Edward J. Parry, III

/s/ MARILYN T. SMITH                       Director and Vice President                                   04/14/2006
------------------------------------
Marilyn T. Smith

/s/ GREGORY D. TRANTER                     Director, Vice President and                                  04/14/2006
------------------------------------       Chief Information Officer
Gregory D. Tranter

/s/ ANN K. TRIPP                           Director, Vice President and                                  04/14/2006
------------------------------------       Chief Investment Officer
Ann K. Tripp